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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 14, 2004
                        (Date of earliest event reported)

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                               AHPC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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
           Maryland
(State or other jurisdiction of                     0-17458                              73-1326131
        incorporation)                       (Commission File No.)            (IRS Employer Identification No.)
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                         500 Park Boulevard, Suite 1260
                                Itasca, IL 60143
                    (Address of Principal Executive Offices)

                                 (630) 285-9191
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

         See Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation

      On September 9, 2004, AHPC Holdings, Inc. (the "Company") and its wholly-owned subsidiary American Health Products Corporation ("AHPC", and together with the Company, collectively the "Borrower") entered into a Loan and Security Agreement with Greenfield Commercial Credit, LLC ("Lender"). The Lender accepted and funded the loan contemplated thereby on September 14, 2004. The loan agreement establishes a $3 million revolving credit facility (the "Revolving Loan") with Lender pursuant to which Borrower may borrow up to the lesser of (i) $3 million or (ii) the sum of 75% of eligible receivables and 35% of eligible inventory, with a limit of $1,000,000 on the amount of borrowing availability on the eligible inventory. The Lender has unlimited discretion to determine which receivables and inventory are eligible, and unlimited discretion to establish loan reserves, either one or both of which could have the effect of reducing availability under the Credit Facility to an amount substantially below $3 million.

      The Borrower can pay down and reborrow amounts under the Revolving Loan at any time during the term of the Revolving Loan. At maturity, the Borrower must pay all of the indebtedness outstanding under the Revolving Loan in full in one lump sum. The Revolving Loan has a term maturing on September 9, 2005. At anytime prior to maturity date, the Lender has the unrestricted right to demand payment of all outstanding indebtedness. In addition, the Revolving Loan will accelerate and become due upon a violation of any of the usual and customary default provisions contained in the loan agreement and related documents.

      The outstanding indebtedness under the Revolving Loan will bear interest at a floating rate equal to the prime rate plus 8%. In addition to the stated interest rate, the Borrower will be charged a fee on the unused borrowing availability under the Revolving Loan, a commitment fee and other fees that will have the aggregate effect of raising the effective cost of borrowing under the Revolving Loan.

      The Revolving Loan is secured by a security interest in substantially all the Borrower's tangible and intangible assets. Alan Zeffer, the Company's Chief Executive Officer, has guaranteed the repayment of the Revolving Loan in full if the Revolving Loan is not repaid as a result of malfeasance by Mr. Zeffer in the performance of his duties.

      The foregoing description of the loan agreement and the related documents are qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Exhibits

      (c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2004

                                  AHPC HOLDINGS, INC.

                                  By: /s/ Alan Zeffer
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                                  Name:   Alan Zeffer
                                  Title:  President and Chief Executive
                                          Officer

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                                  EXHIBIT INDEX

Exhibit Number    Description

      99.1        Loan and Security Agreement, with exhibits and attachments